Exhibit 11

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE FROM CONTINUING OPERATIONS
	(Unaudited) Three Months Ended December 31, 2008			(Unaudited) Three Months Ended December 31, 2007
(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$ 1,748	$ 4,208	$ 5,956	$ 1,867	$ 4,059	$ 5,926
Undistributed Earnings (Loss)	654	1,572	2,226	(535)	(1,151)	(1,686)
Income from Continuing Operations	$ 2,402	$ 5,780	$ 8,182	$ 1,332	$ 2,908	$ 4,240
Average Basic Shares Outstanding	10,883	26,176	37,059	11,720	25,206	36,926
Basic Earnings Per Share from Continuing Operations	$ 0.22	$ 0.22		$ 0.11	$ 0.12
Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed
Dividends on Dilutive Shares	$ 1,748	$ 4,208	$ 5,956	$ 1,893	$ 4,061	$ 5,954
Undistributed Earnings (Loss)	666	1,560	2,226	(557)	(1,157)	(1,714)
Income from Continuing Operations	$ 2,414	$ 5,768	$ 8,182	$ 1,336	$ 2,904	$ 4,240
Average Diluted Shares Outstanding	11,217	26,273	37,490	12,137	25,295	37,432
Diluted Earnings Per Share from Continuing Operations	$ 0.22	$ 0.22		$ 0.11	$ 0.11
Reconciliation of Basic and Diluted EPS from
Continuing Operations Calculations:
Income from Continuing Operations
Used for Basic EPS Calculation	$ 2,402	$ 5,780	$ 8,182	$ 1,332	$ 2,908	$ 4,240
Assumed Dividends Payable on Dilutive Shares:
Stock options	-0-	-0-	-0-	-0-	-0-	-0-
Performance shares	-0-	-0-	-0-	26	2	28
Increase (Reduction) of Undistributed
Earnings (Loss) - allocated based on
Class A and Class B shares	12	(12)	-0-	(22)	(6)	(28)
Income from Continuing Operations Used for Diluted EPS Calculation	$ 2,414	$ 5,768	$ 8,182	$ 1,336	$ 2,904	$ 4,240
Average Shares Outstanding for Basic EPS Calculation	10,883	26,176	37,059	11,720	25,206	36,926
Dilutive Effect of Average Outstanding:
Stock options	-0-	-0-	-0-	-0-	-0-	-0-
Performance shares	-0-	-0-	-0-	165	14	179
Restricted share units	334	97	431	252	75	327
Average Shares Outstanding for Diluted EPS Calculation	11,217	26,273	37,490	12,137	25,295	37,432

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.
All of the 749,000 and 785,000 average outstanding stock options were antidilutive and were excluded from the dilutive calculations for the quarters ended December 31, 2008 and 2007, respectively. In addition, 127,000 performance shares were antidilutive and were excluded from the dilutive calculation for the quarter ended December 31, 2008.

EARNINGS PER SHARE FROM CONTINUING OPERATIONS
	(Unaudited) Six Months Ended December 31, 2008			(Unaudited) Six Months Ended December 31, 2007
(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$ 3,627	$ 8,280	$11,907	$ 3,747	$ 8,112	$11,859
Undistributed Loss	(470)	(1,071)	(1,541)	(332)	(725)	(1,057)
Income from Continuing Operations	$ 3,157	$ 7,209	$10,366	$ 3,415	$ 7,387	$10,802
Average Basic Shares Outstanding	11,298	25,738	37,036	11,710	25,569	37,279
Basic Earnings Per Share from Continuing Operations	$ 0.28	$ 0.28		$ 0.29	$ 0.29
Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed
Dividends on Dilutive Shares	$ 3,647	$ 8,281	$11,928	$ 3,804	$ 8,116	$11,920
Undistributed Loss	(486)	(1,076)	(1,562)	(360)	(758)	(1,118)
Income from Continuing Operations	$ 3,161	$ 7,205	$10,366	$ 3,444	$ 7,358	$10,802
Average Diluted Shares Outstanding	11,685	25,834	37,519	12,130	25,656	37,786
Diluted Earnings Per Share from Continuing Operations	$ 0.27	$ 0.28		$ 0.28	$ 0.29
Reconciliation of Basic and Diluted EPS from
Continuing Operations Calculations:
Income from Continuing Operations
Used for Basic EPS Calculation	$ 3,157	$ 7,209	$10,366	$ 3,415	$ 7,387	$10,802
Assumed Dividends Payable on Dilutive Shares:
Stock options	-0-	-0-	-0-	-0-	-0-	-0-
Performance shares	20	1	21	57	4	61
Reduction of Undistributed
Loss - allocated based on
Class A and Class B shares	(16)	(5)	(21)	(28)	(33)	(61)
Income from Continuing Operations Used for Diluted EPS Calculation	$ 3,161	$ 7,205	$10,366	$ 3,444	$ 7,358	$10,802
Average Shares Outstanding for Basic EPS Calculation	11,298	25,738	37,036	11,710	25,569	37,279
Dilutive Effect of Average Outstanding:
Stock options	-0-	-0-	-0-	-0-	-0-	-0-
Performance shares	62	3	65	180	15	195
Restricted share units	325	93	418	240	72	312
Average Shares Outstanding for Diluted EPS Calculation	11,685	25,834	37,519	12,130	25,656	37,786

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.
All of the 759,000 and 799,000 average outstanding stock options were antidilutive and were excluded from the dilutive calculations for the six months ended December 31, 2008 and 2007, respectively.

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

LOSS PER SHARE FROM DISCONTINUED OPERATIONS
	(Unaudited)	(Unaudited)
	Three Months Ended	Three Months Ended
	December 31, 2008	December 31, 2007
Basic:
Class A	$ 0.00	$ 0.00
Class B	$ 0.00	$ 0.00
Diluted:
Class A	$ 0.00	$ 0.00
Class B	$ 0.00	$ 0.00

	(Unaudited)	(Unaudited)
	Six Months Ended	Six Months Ended
	December 31, 2008	December 31, 2007
Basic:
Class A	$ 0.00	$ 0.00
Class B	$ 0.00	$ 0.00
Diluted:
Class A	$ 0.00	$ 0.00
Class B	$ 0.00	$ (0.01)

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE (INCLUDING DISCONTINUED OPERATIONS)
	(Unaudited) Three Months Ended December 31, 2008			(Unaudited) Three Months Ended December 31 2007
(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 1,748	$ 4,208	$ 5,956	$ 1,867	$ 4,059	$ 5,926
Undistributed Earnings (Loss)	654	1,572	2,226	(535)	(1,151)	(1,686)
Net Income	$ 2,402	$ 5,780	$ 8,182	$ 1,332	$ 2,908	$ 4,240
Average Basic Shares Outstanding	10,883	26,176	37,059	11,720	25,206	36,926
Basic Earnings Per Share	$ 0.22	$ 0.22		$ 0.11	$ 0.12
Diluted Earnings Per Share:
Dividends Declared and Assumed
Dividends on Dilutive Shares	$ 1,748	$ 4,208	$ 5,956	$ 1,893	$ 4,061	$ 5,954
Undistributed Earnings (Loss)	666	1,560	2,226	(557)	(1,157)	(1,714)
Net Income	$ 2,414	$ 5,768	$ 8,182	$ 1,336	$ 2,904	$ 4,240
Average Diluted Shares Outstanding	11,217	26,273	37,490	12,137	25,295	37,432
Diluted Earnings Per Share	$ 0.22	$ 0.22		$ 0.11	$ 0.11
Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.
All of the 749,000 and 785,000 average outstanding stock options were antidilutive and were excluded from the dilutive calculations for the quarters ended December 31, 2008 and 2007, respectively. In addition, 127,000 performance shares were antidilutive and were excluded from the dilutive calculation for the quarter ended December 31, 2008.

	(Unaudited) Six Months Ended December 31, 2008			(Unaudited) Six Months Ended December 31, 2007

(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 3,627	$ 8,280	$11,907	$ 3,747	$ 8,112	$11,859
Undistributed Loss	(470)	(1,071)	(1,541)	(371)	(810)	(1,181)
Net Income	$ 3,157	$ 7,209	$10,366	$ 3,376	$ 7,302	$10,678
Average Basic Shares Outstanding	11,298	25,738	37,036	11,710	25,569	37,279
Basic Earnings Per Share	$ 0.28	$ 0.28		$ 0.29	$ 0.29
Diluted Earnings Per Share:
Dividends Declared and Assumed
Dividends on Dilutive Shares	$ 3,647	$ 8,281	$11,928	$ 3,804	$ 8,116	$11,920
Undistributed Loss	(486)	(1,076)	(1,562)	(400)	(842)	(1,242)
Net Income	$ 3,161	$ 7,205	$10,366	$ 3,404	$ 7,274	$10,678
Average Diluted Shares Outstanding	11,685	25,834	37,519	12,130	25,656	37,786
Diluted Earnings Per Share	$ 0.27	$ 0.28		$ 0.28	$ 0.28
Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.
All of the 759,000 and 799,000 average outstanding stock options were antidilutive and were excluded from the dilutive calculations for the six months ended December 31, 2008 and 2007, respectively.